Exhibit 16.1

January 22, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re:	Shineco, Inc.
File#:	001-37776

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Shineco, Inc. (the “Registrant”) in item 4.01 of its Form 8-K dated February 22, 2018.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Wei, Wei & Co., LLP

Wei, Wei & Co., LLP